Exhibit 99.1

B. Riley Financial Reports Fourth Quarter and Full Year 2022 Results;
Declares $1.00 Dividend

Q4 2022 GAAP Net Loss of ($59.4 million)

Q4 2022 Total Revenues of $326.8 million

Q4 2022 Operating Revenues of $450.4 million

Q4 2022 Operating Adjusted EBITDA of $101.8 million, had guided to $90-100 million

Q4 2022 Investment loss of ($123.5 million), had guided to ($125-$150 million)

Declares Quarterly Dividend of $1.00 per common share

LOS ANGELES, February 22, 2023 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today released results for the three and twelve month periods ending December 31, 2022.

Q4 and FY 2022 Summary and Highlights

▪	Total revenues were $326.8 million for the quarter and $915.5 million for the year.

▪	Operating revenues increased to $450.4 million for the quarter and $1.3 billion for the year.

▪	Net losses of ($59.4 million) for the quarter and ($167.8 million) for the year were primarily driven by softness in small-cap markets throughout 2022 and related impact on investments.

▪	Operating adjusted EBITDA was $101.8 million for the quarter and $366.5 million for the year.

▪	Investment losses of ($123.5 million) for the quarter and ($403.7 million) for the year primarily reflected mark-to-market losses in the Company’s equities portfolio.

▪	Completed multiple acquisitions during 2022, which are expected to enhance uncorrelated revenues and cash flow in 2023 and beyond.

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented: “Despite a challenging Capital Markets environment, we are proud to have delivered the second-best year of Operating Adjusted EBITDA in our firm’s history. This achievement is a testament to the resiliency and diversification our platform. Capital Markets began to improve late in Q4 and this momentum has continued into Q1, which has us optimistic as our clients resume opportunistically accessing capital. We are also beginning to see increased activity in our Liquidation and Real Estate practices that are benefitting from pockets of distress.”

Riley continued: “While our investments marks are not immune to broader market fluctuations, we believe the portfolio is well-positioned heading into 2023. Further, we continue to find attractive opportunities to deploy our excess liquidity in ways that competitively advantage our clients. We appreciate the trust our clients and colleagues place with us, and we look forward to continuing to execute our strategy to create value for all B. Riley stakeholders.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Over the past year, we have focused on supporting our clients by helping them deliver on their strategic business initiatives while navigating a liquidity restrained environment. At the same time, we onboarded and integrated several new businesses, and we expect we will continue to grow our platform both organically and through acquisitions. We look forward to expanding operational efficiencies through 2023 and making further enhancements to strengthen our position long term.”

Declaration of Common Dividend

The Company has declared a regular quarterly cash dividend of $1.00 per common share payable on or about March 23 to common stockholders of record as of March 10. Upon this payment, the Company will have returned $4.00 per share in cash dividends, totaling approximately $113 million, to common shareholders in fiscal year 2022.

www.brileyfin.com | NASDAQ: RILY	1

Financial Summary

The financial results included in this press release are preliminary and pending final review. Financial results will not be final until B. Riley Financial files its Annual Report on Form 10-K for the period. Information about B. Riley Financial’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands, except for share data)	2022	2021	2022	2021

Net (loss) income available to common shareholders	$(59,447)	$62,182	$(167,837)	$437,597

Basic (loss) income per common share	$(2.08)	$2.26	$(5.95)	$15.99
Diluted (loss) income per common share	$(2.08)	$2.08	$(5.95)	$15.09

	Three Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021

Operating Revenues (2)	$450,357	$353,252	$1,319,172	$1,353,885
Investment (Loss) Gains (4)	(123,544)	68,858	(403,707)	386,676
Total Revenues	$326,813	$422,110	$915,465	$1,740,561

Operating Adjusted EBITDA (3)	$101,807	$106,097	$366,458	$422,029
Investment Adjusted EBITDA (5)	(115,847)	31,928	(334,176)	340,465
Total Adjusted EBITDA (1)	$(14,040)	$138,025	$32,282	$762,494

For the fourth quarter ended December 31, 2022:

▪	Total revenues were $326.8 million compared to $422.1 million for the fourth quarter ended December 31, 2021.

▪	Net loss available to common shareholders was ($59.4 million), or ($2.08) diluted loss per share, compared to net income of $62.2 million, or $2.08 diluted earnings per share (EPS), for the prior year period.

▪	Investment loss(4) of ($123.5 million) primarily reflected mark-to-market declines in the Company’s equities portfolio.

▪	Operating revenues (2) increased to $450.4 million for the quarter, up from $353.3 million for the prior year period.

▪	Operating Adjusted EBITDA (3) of $101.8 million compared to $106.1 million for the prior year period.

For the full year ended December 31, 2022:

▪	Total revenues were $915.5 million compared to $1.7 billion for the full year ended December 31, 2021.

▪	Net loss applicable to common shareholders was ($167.8 million), or ($5.95) diluted loss per share, compared to net income of $437.6 million, or $15.09 diluted earnings per share.

▪	Operating revenues(2) remained relatively flat at $1.3 billion compared to the prior year period despite softness in small-cap markets throughout 2022 and a decrease in investment banking and underwriting fees.

▪	Operating adjusted EBITDA(3) of $366.5 million compared to $422.0 million for the prior year period.

▪	Investment loss(4) of ($403.7 million) was primarily due to broad market declines during 2022 which resulted in trading losses of ($349.4 million) related to the valuation of public and private securities in our investment portfolio.

www.brileyfin.com | NASDAQ: RILY	2

Balance Sheet Highlights

As of December 31, 2022, the Company had $268.6 million of cash and cash equivalents, $1.1 billion in net securities and other investments owned, and $701.7 million in loans receivable. Of this total, non-accrual loans receivable accounted for approximately $7 million of loans receivable, at fair value. Total cash and investments (6) was approximately $2.15 billion at year-end.

Total debt was approximately $2.45 billion at December 31, 2022 including $1.7 billion of senior notes due at various dates ranging from May 31, 2024 to August 31, 2028 with interest rates ranging from 5.00% to 6.75%; and approximately $700 million from term loans and credit facilities. The Company is in compliance with all of its debt covenants.

Segment Reclassification

During the fourth quarter of 2022, the Company realigned its segment reporting structure to reflect organizational changes. The Consumer segment includes the previously reported Brands segment and Targus, which the Company acquired in the fourth quarter of 2022. The Consumer segment also includes revenues from equity investments in the Hurley and Justice brands, which were previously reported in the Capital Markets segment. The Company has also realigned its previously reported Principal Investments - Communications and Other segment into two separate segments: Communications segment and All Other segment. The Company has recast its segment presentation in the corresponding unaudited Segment Financial Information tables for all periods presented.

Segment Financial Summary

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$133,351	$171,645	$(154,455)	$24,623	$(21,104)	$196,268
Wealth Management	45,772	103,803	445	1,140	46,217	104,943
Auction and Liquidation	59,778	5,718	-	-	59,778	5,718
Financial Consulting	25,427	27,877	-	-	25,427	27,877
Communications	87,944	33,872	-	-	87,944	33,872
Consumer	89,670	10,337	30,466	43,095	120,136	53,432
All Other	8,415	-	-	-	8,415	-

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Three Months Ended December 31,		Three Months Ended December 31,		Three Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$50,525	$81,913	$(151,940)	$(12,307)	$(101,415)	$69,606
Wealth Management	(7,859)	4,916	445	1,140	(7,414)	6,056
Auction and Liquidation	12,372	(2,706)	-	-	12,372	(2,706)
Financial Consulting	4,412	6,628	-	-	4,412	6,628
Communications	11,205	5,846	-	-	11,205	5,846
Consumer	18,935	8,895	30,466	43,095	49,401	51,990
All Other	(1,931)	-	-	-	(1,931)	-

www.brileyfin.com | NASDAQ: RILY	3

	Operating Revenues (2)		Investment Gains (Loss) (4)		Total Segment Revenue
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$541,597	$682,190	$(453,690)	$318,274	$87,907	$1,000,464
Wealth Management	230,735	374,361	3,522	7,623	234,257	381,984
Auction and Liquidation	74,096	73,517	-	-	74,096	73,517
Financial Consulting	98,508	94,312	-	-	98,508	94,312
Communications	235,655	93,347	-	-	235,655	93,347
Consumer	124,784	36,158	46,461	60,779	171,245	96,937
All Other	13,797	-	-	-	13,797	-

	Segment Operating Income (Loss) (7)		Investment Income (Loss) (5)		Total Segment Income (Loss)
	Twelve Months Ended December 31,		Twelve Months Ended December 31,		Twelve Months Ended December 31,
(Dollars in thousands)	2022	2021	2022	2021	2022	2021
Capital Markets	$232,083	$328,179	$(390,170)	$272,063	$(158,087)	$600,242
Wealth Management	(37,842)	8,311	3,522	7,623	(34,320)	15,934
Auction and Liquidation	12,600	8,054	-	-	12,600	8,054
Financial Consulting	16,312	16,894	-	-	16,312	16,894
Communications	30,320	27,158	-	-	30,320	27,158
Consumer	49,885	30,235	46,461	60,779	96,346	91,014
All Other	(2,649)	-	-	-	(2,649)	-

▪	Capital Markets: Segment revenues were $87.9 million for the year. Excluding investment loss(4) of ($453.7 million), Capital Markets segment operating revenues(2) were $541.6 million. Lower levels of investment banking and underwriting activity were partially offset by increases in revenues from asset management.

Interest income from loans and securities lending increased to $61.9 million for the quarter and $240.8 million for the year. Interest income from securities lending increased to $27.5 million for the quarter and $83.1 million for the year. Interest income from loans increased to $157.7 million.

▪	Wealth Management: Segment revenues were $234.3 million for the year. The decrease in revenues related to the strategic exit of several brokers and certain businesses previously affiliated with National Securities, which the Company acquired in the first quarter of 2021, in addition to challenging market conditions that resulted in reduced client activity throughout 2022. Wealth management assets under management were over $23 billion as of December 31, 2022.

▪	Auction and Liquidation: Segment revenues increased to $74.1 million for the year driven by an increase in retail liquidation assignments during the fourth quarter of 2022. Segment income was $12.6 million for the year. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.

▪	Financial Consulting: Segment revenues were $98.5 million for the year related to fees earned from providing bankruptcy, financial advisory, forensic accounting, real estate, valuation and appraisal services. Segment income was $16.3 million for the year. These businesses have continued to generate stable revenues and profits to our platform.

www.brileyfin.com | NASDAQ: RILY	4

▪	Communications: Segment revenues increased 152% to $235.7 million with segment income of $30.3 million for the year. The significant increase was primarily driven by the Company’s acquisition of Marconi Wireless in the fourth quarter of 2021 the Lingo acquisition in the second quarter of 2022, and Lingo’s acquisition of BullsEye Telecom in the third quarter of 2022. This segment also includes the Company’s United Online and magicJack businesses.

▪	Consumer: Segment revenues increased 77% to $171.2 million with segment income of $96.3 million for the year. The significant increase in revenues was primarily due to the acquisition of Targus in the fourth quarter of 2022, which also contributed to the increase in segment income of $5.3 million to $96.3 million from $91.0 million in the prior year. Segment revenues also includes revenue related to the fair value of our investment in the Hurley and Justice brands and dividend income received from these investments, which totaled $28.0 million for the year. This segment also includes revenues related to the licensing of trademarks for our six brands portfolio.

Supplemental Financial Data

Additional details related to operating results and investment performance can be found in the Fourth Quarter 2022 Financial Supplement on B. Riley Financial’s investor relations website.

Conference Call Details

Management will host an investor call to discuss its fourth quarter results today, Wednesday, February 22, 2023 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). Investors may access the live broadcast and archived recording via ir.brileyfin.com.

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end, collaborative financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes

(See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. For a reconciliation of adjusted EBITDA, operating revenue, operating adjusted EBITDA, investment adjusted EBITDA, and total cash and investments, to the comparable GAAP financial measures, please see the Appendix hereto.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.
(2)	Operating revenue is defined as the sum of revenues from services and fees, interest income - loans and securities lending, and sale of goods.
(3)	Operating adjusted EBITDA is defined as adjusted EBITDA excluding trading income (losses) and fair value adjustments on loans and other investment related expenses.
(4)	Investment gains (loss) is defined as trading income (losses) and fair value adjustments on loans.
(5)	Investment adjusted EBITDA and investment income (loss) are defined as trading income (losses) and fair value adjustments on loans, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment operating income (loss) is defined as segment income (loss) excluding trading income (losses) and fair value adjustments on loans and other investment related operating expenses.

www.brileyfin.com | NASDAQ: RILY	5

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company’s available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company’s operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks described from time to time in B. Riley Financial, Inc.’s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 2022 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Consolidated Balance Sheets

(Dollars in thousands, except par value)

	December 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Assets
Cash and cash equivalents	$268,618	$278,933
Restricted cash	2,308	927
Due from clearing brokers	48,737	29,657
Securities and other investments owned, at fair value	1,129,268	1,532,095
Securities borrowed	2,343,327	2,090,966
Accounts receivable, net	149,110	49,673
Due from related parties	1,081	2,074
Loans receivable, at fair value (includes $98,729 and $167,744 from related parties as of December 31, 2022 and December 31, 2021, respectively)	701,652	873,186
Prepaid expenses and other assets	460,696	463,502
Operating lease right-of-use assets	88,593	56,969
Property and equipment, net	27,141	12,870
Goodwill	512,595	250,568
Other intangible assets, net	374,098	207,651
Deferred income taxes	3,978	2,848
Total assets	$6,111,202	$5,851,919
Liabilities and Equity
Liabilities
Accounts payable	$81,384	$6,326
Accrued expenses and other liabilities	322,974	343,750
Deferred revenue	85,441	69,507
Deferred income taxes	29,548	93,055
Due to related parties and partners	2,210	—
Due to clearing brokers	19,307	69,398
Securities sold not yet purchased	5,897	28,623
Securities loaned	2,334,031	2,088,685
Operating lease liabilities	99,124	69,072
Notes payable	25,263	357
Revolving credit facility	127,678	80,000
Term loans, net	572,079	346,385
Senior notes payable, net	1,721,751	1,606,560
Total liabilities	5,426,687	4,801,718

Commitments and contingencies
Redeemable noncontrolling interests in equity of subsidiaries	178,622	345,000
B. Riley Financial, Inc. equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 4,545 and 4,512 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively; liquidation preference of $113,615 and $112,790 as of December 31, 2022 and December 31, 2021, respectively.	—	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 28,523,764 and 27,591,028 issued and outstanding as of December 31, 2022 and December 31, 2021, respectively.	3	3
Additional paid-in capital	494,201	413,486
(Accumulated deficit) Retained earnings	(45,220)	248,862
Accumulated other comprehensive loss	(2,470)	(1,080)
Total B. Riley Financial, Inc. stockholders’ equity	446,514	661,271
Noncontrolling interests	59,379	43,930
Total equity	505,893	705,201
Total liabilities and equity	$6,111,202	$5,851,919

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Consolidated Statements of Operations

(Dollars in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Services and fees	$253,432	$315,848	$931,497	$1,172,957
Trading (losses) income and fair value adjustments on loans	(123,544)	68,858	(403,707)	386,676
Interest income - Loans and securities lending	62,545	33,443	245,400	122,723
Sale of goods	134,380	3,961	142,275	58,205
Total revenues	326,813	422,110	915,465	1,740,561
Operating expenses:
Direct cost of services	68,496	12,955	142,455	54,390
Cost of goods sold	71,313	5,559	78,647	26,953
Selling, general and administrative expenses	208,552	270,712	714,614	906,196
Restructuring charge	995	—	9,011	—
Interest expense - Securities lending and loan participations sold	22,738	12,362	66,495	52,631
Total operating expenses	372,094	301,588	1,011,222	1,040,170
Operating (loss) income	(45,281)	120,522	(95,757)	700,391
Other income (expense):
Interest income	1,482	54	2,735	229
Change in fair value of financial instruments and other	460	(4,471)	10,188	3,796
Income from equity investments	285	1,629	3,570	2,801
Interest expense	(44,399)	(26,441)	(141,186)	(92,455)
(Loss) income before income taxes	(87,453)	91,293	(220,450)	614,762
Benefit from (provision for) income taxes	23,998	(23,847)	63,856	(163,960)
Net (loss) income	(63,455)	67,446	(156,594)	450,802
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(6,010)	3,274	3,235	5,748
Net (loss) income attributable to B. Riley Financial, Inc.	(57,445)	64,172	(159,829)	445,054
Preferred stock dividends	2,002	1,990	8,008	7,457
Net (loss) income available to common shareholders	$(59,447)	$62,182	$(167,837)	$437,597

Basic (loss) income per common share	$(2.08)	$2.26	$(5.95)	$15.99
Diluted (loss) income per common share	$(2.08)	$2.08	$(5.95)	$15.09

Weighted average basic common shares outstanding	28,545,714	27,569,188	28,188,530	27,366,292
Weighted average diluted common shares outstanding	28,545,714	29,840,704	28,188,530	29,005,602

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Segment Financial Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Capital Markets segment:
Revenues - Services and fees	$71,417	$138,202	$300,784	$559,467
Trading (loss) income and fair value adjustments on loans	(154,455)	24,623	(453,690)	318,274
Interest income - Loans and securities lending	61,934	33,443	240,813	122,723
Total revenues	(21,104)	196,268	87,907	1,000,464
Selling, general and administrative expenses	(55,351)	(113,690)	(171,006)	(345,455)
Interest expense - Securities lending and loan participations sold	(22,738)	(12,362)	(66,495)	(52,631)
Depreciation and amortization	(2,222)	(610)	(8,493)	(2,136)
Segment (loss) income	(101,415)	69,606	(158,087)	600,242
Wealth Management segment:
Revenues - Services and fees	45,772	103,803	230,735	374,361
Trading income and fair value adjustments on loans	445	1,140	3,522	7,623
Total revenues	46,217	104,943	234,257	381,984
Selling, general and administrative expenses	(51,696)	(96,799)	(258,134)	(357,130)
Restructuring charge	(849)	—	(4,955)	—
Depreciation and amortization	(1,086)	(2,088)	(5,488)	(8,920)
Segment (loss) income	(7,414)	6,056	(34,320)	15,934
Auction and Liquidation segment:
Revenues - Services and fees	4,789	4,532	12,581	20,169
Revenues - Sale of goods	54,378	1,186	56,928	53,348
Interest income - Loans and securities lending	611	—	4,587	—
Total revenues	59,778	5,718	74,096	73,517
Direct cost of services	(17,290)	(2,977)	(23,920)	(30,719)
Cost of goods sold	(16,658)	(1,097)	(17,893)	(20,675)
Selling, general and administrative expenses	(13,458)	(4,350)	(19,683)	(14,069)
Segment income (loss)	12,372	(2,706)	12,600	8,054
Financial Consulting segment:
Revenues - Services and fees	25,427	27,877	98,508	94,312
Selling, general and administrative expenses	(20,944)	(21,166)	(81,891)	(77,062)
Depreciation and amortization	(71)	(83)	(305)	(356)
Segment income	4,412	6,628	16,312	16,894
Communications segment
Revenues - Services and fees	85,763	31,096	228,129	88,490
Revenues - Sale of goods	2,181	2,776	7,526	4,857
Total revenues	87,944	33,872	235,655	93,347
Direct cost of services	(44,366)	(9,978)	(108,686)	(23,671)
Cost of goods sold	(2,493)	(4,462)	(8,592)	(6,278)
Selling, general and administrative expenses	(23,368)	(10,397)	(64,836)	(25,493)
Restructuring charge	(146)	—	(4,056)	—
Depreciation and amortization	(6,366)	(3,189)	(19,165)	(10,747)
Segment income	11,205	5,846	30,320	27,158
Consumer segment
Revenues - Services and fees	11,849	10,337	46,963	36,158
Trading income and fair value adjustments on loans	30,466	43,095	46,461	60,779
Revenues - Sale of goods	77,821	—	77,821	—
Total revenues	120,136	53,432	171,245	96,937
Cost of goods sold	(52,162)	—	(52,162)	—
Selling, general and administrative expenses	(16,039)	(840)	(18,458)	(3,178)
Depreciation and amortization	(2,534)	(602)	(4,279)	(2,745)
Segment income	49,401	51,990	96,346	91,014
All Other segment
Revenues - Services and fees	8,415	—	13,797	—
Direct cost of services	(6,840)	—	(9,849)	—
Selling, general and administrative expenses	(2,524)	—	(5,159)	—
Depreciation and amortization	(982)	—	(1,438)	—
Segment loss	(1,931)	—	(2,649)	—
Consolidated operating (loss) income from reportable segments	(33,370)	137,420	(39,478)	759,296

Corporate and other expenses	(11,911)	(16,898)	(56,279)	(58,905)
Interest income	1,482	54	2,735	229
Change in fair value of financial instruments and other	460	(4,471)	10,188	3,796
Income on equity investments	285	1,629	3,570	2,801
Interest expense	(44,399)	(26,441)	(141,186)	(92,455)
(Loss) income before income taxes	(87,453)	91,293	(220,450)	614,762
Benefit from (provision for) income taxes	23,998	(23,847)	63,856	(163,960)
Net (loss) income	(63,455)	67,446	(156,594)	450,802
Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(6,010)	3,274	3,235	5,748
Net (loss) income attributable to B. Riley Financial, Inc.	(57,445)	64,172	(159,829)	445,054
Preferred stock dividends	2,002	1,990	8,008	7,457
Net (loss) income available to common shareholders	$(59,447)	$62,182	$(167,837)	$437,597

www.brileyfin.com | NASDAQ: RILY	9

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(57,445)	$64,172	$(159,829)	$445,054
Adjustments:
(Benefit from) provision for income taxes	(23,998)	23,847	(63,856)	163,960
Interest expense	44,399	26,441	141,186	92,455
Interest income	(1,482)	(54)	(2,735)	(229)
Share based payments	15,312	12,503	61,140	36,011
Depreciation and amortization	13,443	6,805	39,969	25,871
Restructuring charge	995	—	9,011	—
Gain on extinguishment of loans	—	—	(1,102)	(6,509)
Transactions related costs and other	(5,264)	4,311	8,498	5,881

Total EBITDA Adjustments	43,405	73,853	192,111	317,440

Adjusted EBITDA	$(14,040)	$138,025	$32,282	$762,494
Operating EBITDA Adjustments:
Trading losses (income) and fair value adjustments on loans	123,544	(68,858)	403,707	(386,676)
Other investment related expenses	(7,697)	36,930	(69,531)	46,211

Total Operating EBITDA Adjustments	115,847	(31,928)	334,176	(340,465)

Operating Adjusted EBITDA	$101,807	$106,097	$366,458	$422,029

www.brileyfin.com | NASDAQ: RILY	10

B. RILEY FINANCIAL, INC.

Adjusted Net Income Reconciliation

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net (loss) income attributable to B. Riley Financial, Inc.	$(57,445)	$64,172	$(159,829)	$445,054
Adjustments:
Share based payments	15,312	12,503	61,140	36,011
Amortization of intangible assets	11,146	5,830	34,292	22,006
Restructuring charge	995	—	9,011	—
Gain on extinguishment of loans	—	—	(1,102)	(6,509)
Transactions related costs and other	(5,264)	4,311	8,498	5,881
Income tax effect of adjusting entries	(6,538)	(6,135)	(30,131)	(15,722)
Adjusted net (loss) income attributable to B. Riley Financial, Inc.	$(41,794)	$80,681	$(78,121)	$486,721

Adjusted (loss) income per common share:
Adjusted basic (loss) income per share	$(1.46)	$2.93	$(2.77)	$17.79
Adjusted diluted (loss) income per share	$(1.46)	$2.70	$(2.77)	$16.78

Shares used to calculate adjusted basic net income per share	28,545,714	27,569,188	28,188,530	27,366,292
Shares used to calculate adjusted diluted net income per share	28,545,714	29,840,704	28,188,530	29,005,602

# # #

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	press@brileyfin.com
(212) 409-2424	(646) 885-5425
Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	11